EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No 333-144909, File No 333-159212, as amended  and File No 333-159213, as amended) of Excel Maritime Carriers Ltd. and in the related Prospectuses, of our reports dated March 9, 2010, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Excel Maritime Carriers Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2009.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

March 9, 2010
Athens, Greece